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EXHIBIT 10.37

SECURITY AGREEMENT

1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned CERUS CORPORATION, a Delaware corporation (“Debtor”), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) a continuing security interest in all of the property of Debtor described as follows (collectively, the “Collateral”):

(a) all accounts, deposit accounts, contract rights, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles (excluding Intellectual Property), payment intangibles, commercial tort claims, securities and all other investment property, supporting obligations and financial assets, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising, wherever located;

(b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor’s business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other Person, or in process of delivery, and whether located at Debtor’s places of business or elsewhere;

(c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other Person for any purpose;

(d) all money and property heretofore, now or hereafter delivered to or deposited with Bank or otherwise coming into the possession, custody or control of Bank (or any agent or bailee of Bank) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

(f) all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and

(g) all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

together with all of Debtor’s books and records relating to the foregoing, and whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, licensed, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (collectively, “Proceeds”).

Notwithstanding the foregoing, the Collateral shall not include any (i) Intellectual Property; provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part of, or rights in, the foregoing (the “Rights to Payment”), or (ii) capital stock of any Excluded Foreign Subsidiary in excess of 65% of the voting power of all classes of stock of such Excluded Foreign Subsidiary entitled to vote. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank, including but not limited to obligations arising under, in connection with or pursuant to that certain Credit Agreement by and between Debtor and Bank dated as of June 18, 2008, as amended, modified, supplemented or restated from time to time (the “Credit Agreement”); (b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

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3. TERMINATION. This Agreement will terminate upon the performance of all obligations (other than inchoate indemnity obligations) of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor. Upon termination of this Agreement, Bank shall, at Debtor’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Debtor.

4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank’s option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder. Bank’s obligation with respect to Collateral and Proceeds in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral and Proceeds, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Debtor of maturity dates, conversion, call or exchange rights, or offers to purchase the Collateral or Proceeds, or any similar matters, notwithstanding Bank’s knowledge of the same. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its good faith discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that:

(a) Debtor’s legal name is exactly as set forth on the first page of this Agreement, Debtor is a corporation registered and validly existing under the laws of the Sate of Delaware with corporate identification number 2648991, and all of Debtor’s organizational documents or agreements delivered to Bank are complete and accurate in every respect.

(b) Each of Debtor’s and its Subsidiaries’ chief executive office and other places of business are as listed on Schedule 5(b) hereto. Except as shown on Schedule 5(b), no inventory or other tangible Collateral is stored with a bailee, warehouseman or similar party, nor is any inventory consigned to any Person.

(c) Except as disclosed from time to time pursuant to Section 6(a)(vi), The Collateral (except (i) goods in transit and (ii) illumination devices and related equipment, with an aggregate book value not more than $1,000,000, placed in the ordinary course of business with customers or at study sites) is located or domiciled at only the additional address(es) listed on Schedule 5(c) hereto.

(d) Schedule 5(d) hereto sets forth a complete and accurate list of each of Debtor’s direct and indirect Subsidiaries’ exact legal names, jurisdiction(s) of incorporation or organization, type of organization and organizational identification number, if any, assigned by its jurisdiction of incorporation or organization. Neither Debtor nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names within the last five (5) years, except those listed on Schedule 5(d) hereto. Except as set forth on Schedule 5(d), neither Debtor nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

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(e) Schedule 5(e) hereto sets forth a complete and accurate description of the ownership and capitalization of Debtor’s direct and indirect Subsidiaries and the percentage of Subsidiaries’ voting stock owned by Debtor or another Subsidiary of Debtor.

(f) Debtor and its Subsidiaries have no deposit, investment, securities or commodities accounts other than as set forth on Schedule 5(f) hereto.

(g) Debtor is the sole owner, and has possession or control, of the Collateral, Proceeds and Rights to Payment.

(h) Debtor has the exclusive right to grant a security interest and Lien in the Collateral, Proceeds and Rights to Payment.

(i) all the Collateral, Proceeds, Rights to Payment and other property of the Debtor are genuine, free from Liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except for Permitted Liens.

(j) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects.

(k) no financing statement covering any of the Collateral, Proceeds, Rights to Payment or any other property of Debtor, and naming any secured party other than Bank, is on file in any public office, except as set forth on Schedule 5(k) hereto.

(l) where Collateral consists of Rights to Payment, all Persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws.

(m) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

6. COVENANTS OF DEBTOR.

(a) Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, except to the extent caused by Bank’s gross negligence or wilful malfeasance; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems reasonably necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Bank prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral (except (A) goods in transit and (B) illumination devices and related equipment, with

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an aggregate book value of not more than $1,000,000, placed, in the ordinary course of business, with customers or at study sites) or Debtor’s records concerning the Collateral, Proceeds and Rights to Payment without giving Bank prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Bank in perfecting all security interests granted herein and in obtaining such agreements from third parties as Bank deems reasonably necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b) Debtor agrees with regard to the Collateral, Proceeds and Rights to Payment, unless Bank agrees otherwise in writing: (i) that Bank is authorized to file financing statements in the name of Debtor to perfect Bank’s security interest in the Collateral, Proceeds and Rights to Payment; (ii) where applicable, to insure the Collateral with Bank named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies reasonably satisfactory to Bank; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Debtor’s premises except in the ordinary course of Debtor’s business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; (vi) not to permit any Lien on the Collateral, Proceeds and Rights to Payment, including without limitation, Liens arising from repairs to or storage of the Collateral, except for Permitted Liens; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral, Proceeds and Rights to Payment or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor’s business and except in connection with Permitted Liens or as expressly permitted under the Credit Agreement; (viii) to permit Bank to inspect the Collateral during normal business hours on at least 24 hours’ notice (unless an Event of Default has occurred and is continuing in which case no notice shall be required). Such inspections shall be conducted no more often than twice every twelve (12) months unless an Event of Default has occurred and is continuing; (ix) to keep, in accordance with GAAP, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (x) if requested by Bank, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (xi) not to commingle the Collateral, Proceeds and Rights to Payment, or collections thereunder, with other property; (xii) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by Bank, to prepare and deliver a schedule of all the Collateral, Proceeds and Rights to Payment subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiv) in the event Bank elects to receive payments of Rights to Payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; (xv) except as provided in Section 6(a)(vi), Debtor will first notify Bank prior to storing or otherwise delivering Collateral to a bailee or similar third party, and (other than with respect to illumination devices and related equipment located, in the ordinary course of business, with

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customers) use its reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Bank in its reasonable discretion, (xvi) to provide any service and do any other acts which may reasonably be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims, and (xvii) except as permitted in the Credit Agreement, not to agree with any Person other than Bank to refrain from granting or allowing to exist a Lien upon any of its, and not to covenant to any other Person that Debtor, or any Subsidiary of Debtor, in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Debtor’s or such Subsidiary’s property.

7. POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank’s officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor’s name or otherwise; (b) to give notice to account debtors or others of Bank’s rights in the Collateral, Proceeds and Rights to Payment, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release Persons liable on the Collateral, Proceeds and Rights to Payment and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank’s interest in the Collateral, Proceeds and Rights to Payment; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral, Proceeds and Rights to Payment by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank’s sole option, toward repayment of the Indebtedness or, where appropriate, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all the Collateral, Proceeds and Rights to Payment subject hereto; (m) to enter onto Debtor’s premises in inspecting the Collateral, subject to Section 6(b)(viii) hereof; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds or Rights to Payment may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; (p) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank’s rights hereunder; (q) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds, (r) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Notwithstanding the

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foregoing, however, that the power of attorney herein granted (other than with respect to items (d), (f), (i), (m) and (r) above which may be exercised at any time) shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Bank’s good faith opinion prompt action is necessary to preserve or protect the Collateral or Bank’s security interest in the Collateral. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, Bank may cause any Collateral and/or Proceeds to be transferred to Bank’s name or the name of Bank’s nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, Liens and assessments against the Collateral, Proceeds and Rights to Payment, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral, Proceeds and Rights to Payment, subject to all terms and conditions of this Agreement.

9. EVENTS OF DEFAULT. The occurrence of any Event of Default under the Credit Agreement shall constitute an “Event of Default” under this Agreement.

10. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) to contact all Persons obligated to Debtor on any Collateral, Proceeds or Rights to Payment and to instruct such Persons to deliver all the Collateral, Proceeds and/or Rights to Payment directly to Bank, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a

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waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all the Collateral, Proceeds and Rights to Payment; (b) Debtor will not dispose of any Collateral, Proceeds or Rights to Payment except on terms approved by Bank; (c) at Bank’s request, Debtor will assemble and deliver all Collateral, Proceeds and Rights to Payment, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor’s premises and take possession of the Collateral. With respect to any sale or other disposition by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that Bank shall have no obligation to process or prepare any Collateral for sale or other disposition. For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a disposition of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.

11. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, Bank may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral, Proceeds or Rights to Payment, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral, Proceeds or Rights to Payment and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral, Proceeds or Rights to Payment not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given.

12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

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13. MISCELLANEOUS. Debtor hereby waives any right to require Bank to (i) proceed against Debtor or any other Person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other Person, (iii) perform any obligation of Debtor with respect to the Collateral, Proceeds or Rights to Payment, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Indebtedness of Debtor or indebtedness of customers of Debtor.

14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

15. COSTS, EXPENSES AND ATTORNEYS’ FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with (a) the perfection and preservation of the Collateral or Bank’s interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other Person) relating to Debtor or in any way affecting any of the Collateral or Bank’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank’s Prime Rate in effect from time to time.

16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

18. DEFINED TERMS. All capitalized terms used herein without definitions shall have the respective meanings assigned to such terms in the Credit Agreement. All terms not defined in the Credit Agreement that are defined in the UCC and used herein shall have the meanings assigned to such terms in the UCC.

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19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of June 18, 2008.

CERUS CORPORATION

By:	/s/ Howard G. Ervin
Name:	Howard G. Ervin
Its:	Vice President, Legal Affairs

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Schedules to Security Agreement

Schedule 5(b)

Chief Executive Office; Places of Business

A.	Debtor-Owned Locations

None

B.	Third Party-Owned Locations

Debtor/Subsidiary	Location	Owner	Lessee
CERUS CORPORATION	2411 Stanwell Dr., Concord, CA 94520*	Cuff Property Management Co.	Debtor
CERUS CORPORATION	2525 Stanwell Drive, Suites 100 & 300, Concord, CA 94520 Contra Costa County	Cuff Property Management Co.	Debtor
CERUS CORPORATION	2401 Stanwell Drive, Suite 400, Concord, CA 94520, Contra Costa County	Cuff Property Management Co.	Debtor
CERUS CORPORATION	2550 Stanwell Drive, Concord, CA 94520, Contra Costa County	California Development Inc.	Debtor
CERUS CORPORATION	2341 Stanwell Drive, Concord, CA 94520, Contra Costa County	Holmgren Partners	Debtor
CERUS EUROPE B.V.	3811 MH Amersfoort, The Netherlands		Cerus Europe B.V.
CERUS EUROPE B.V.	51 rue l’Echiquier, 75010, Paris France		Cerus Europe B.V.

*	Chief Executive Office

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(c)

Other Collateral Locations

Debtor/ Subsidiary	Location	Owner	Lessee
Cerus Europe B.V.	[ * ]	[ * ]	Cerus Europe B.V.
Debtor	[ * ]	[ * ]	Debtor
Debtor	[ * ]	[ * ]	Debtor
Debtor	[ * ]	[ * ]	Debtor
Debtor	[ * ]	[ * ]	Debtor
Debtor	[ * ]	[ * ]	Debtor

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(d)

Direct and Indirect Subsidiaries

Subsidiary Legal Name	Type of Entity	Jurisdiction of Organization	Organizational ID Number
Cerus Europe B.V.	Corporation	Netherlands	N/A

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(e)

Subsidiary Capitalization

Subsidiary Legal Name	Type of Entity, Jurisdiction of Organization	Total Authorized Shares/ Total Issued Shares	Shareholder Name/ Number of Shares owned
Cerus Europe B.V.	Corporation, Netherlands	1,080 shares	Debtor (100% owner)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(f)

Deposit and Securities Accounts

Account Owner Name	Type of Account; Account Name	Account Location (name and address of bank or institution where account is maintained)	Account Number
Cerus Corporation	[ * ]	Silicon Valley Bank, 185 Berry Street, Lobby 1, Suite 3,000, San Francisco, CA 94107	[ * ]
Cerus Corporation	[ * ]	Wells Capital, 525 Market Street, 10th Floor, San Francisco, CA 94105	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]
Cerus Europe B.V.	[ * ]	ABN Amro, Kooikersgracht, Postbus 8, 3830 AA Leusden	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Schedule 5(k)

Existing Liens

Existing equipment liens:

Secured Party	Filing Office	Filing No.	Filing Date	Approximate Remaining Costs	Collateral Description/Amendments
Leasing Associates of Barrington, Inc.	CA	07-7130043217	09/24/2007	$80,000	Equipment
IBM Credit LLC	DE	52950120	09/23/2005	$0	Equipment
IBM Credit LLC	DE	53925485	12/19/2005	$0	Equipment
IBM Credit LLC	DE	60576025	02/16/2006	$800	Equipment
IBM Credit LLC	DE	60961409	03/22/2006	$18,800	Equipment
Leasing Associates of Barrington, Inc.		73622825	09/25/2007	{Linked with $80,000 above}	Equipment
U.S Bank National Association	DE	81732732	05/20/2008		Assignment to U.S Bank

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.